UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19122 US Highway 281N, Suite 128
San Antonio, Texas 78258
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On January 15, 2025, with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of Rackspace Technology, Inc. (the "Company"), appointed Mr. Vikram Mahidhar as a director of the Company. Mr. Mahidhar is not anticipated to serve on any Board committees at the time of his appointment.

Mr. Mahidhar will serve as a Class I director (as defined in the Company's second amended and restated certificate of incorporation (the "Certificate of Incorporation")) for a term expiring at the Company's 2027 annual meeting of stockholders or until his successor shall have been elected and qualified and subject to his earlier death, resignation, retirement, disqualification or removal.

Pursuant to certain Amended and Restated Investor Rights Agreements, dated as of August 4, 2020, as amended, by and among the Company, AP VIII Inception Holdings, L.P. and the other parties thereto, at any time until certain investment funds (the "Apollo Funds") managed by affiliates of Apollo Global Management, Inc., (together with its subsidiaries and including the Apollo Funds, "Apollo") no longer beneficially own at least 5% of the voting power of the Company's common stock, Apollo has the right (but not the obligation) to nominate a number of directors comprising a percentage of the Board in accordance with Apollo's beneficial ownership of the voting power of the Company's common stock (rounded up to the nearest whole number) (the "Apollo Board Nominees"). Mr. Mahidhar is an Apollo Board Nominee.

Mr. Mahidhar, age 47, has led the digital, data and artificial intelligence team at Apollo as an Operating Partner within the Apollo Portfolio Performance Solutions group, since 2021. He also co-leads Artificial Intelligence Strategy for Apollo. Prior to joining Apollo, Mr. Mahidhar was a Senior Vice President at Genpact leading the global digital transformation business across industry verticals, including building the artificial intelligence business at RAGE frameworks prior to its acquisition by Genpact. Prior to Genpact, Mr. Mahidhar served in various leadership roles with Deloitte in strategy and innovation. He serves on the board of directors of several privately held companies, including Cengage Group. Mr. Mahidhar has been recognized by Data IQ as 2023 Top 100 Most Influential Leaders in Data and he received the AI100 Award by MachineCon in 2023. Mr. Mahidhar earned an engineering degree from the University of Pune, India. He also holds graduate degrees from Massachusetts Institute of Technology and Boston University. He is currently an Entrepreneur-in-Residence at UMASS Amherst, College of Computer Science and has published in Harvard Business Review and MIT Sloan Management Review. Mr. Mahidhar was selected to serve on the Board based on his extensive operational experience as an executive in the technology industry, strong business acumen, entrepreneurial initiative and AI expertise.

There are no family relationships between Mr. Mahidhar and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for the transactions with Apollo previously disclosed in the "Certain Relationships and Related Party Transactions" section of the Company's most recent proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2024.

Mr. Mahidhar has entered into an indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.32 to the Company's Amendment No. 2 to Registration Statement on Form S-1/A filed with the SEC on July 27, 2020. Mr. Mahidhar is not expected to receive compensation for his service on the Board.

The Board determined that Mr. Mahidhar is not an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules as a result of his employment with Apollo.

Resignation of Directors

On January 15, 2025, Mr. David Sambur and Ms. Susan Arthur resigned as members of the Board (and, with respect to Mr. Sambur, as chairman of the Board and as member of the Board's nominating and corporate governance, compensation and executive committees). Mr. Sambur was an Apollo Board Nominee. The resignations of Mr. Sambur and Ms. Arthur were not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Board Leadership and Structure

On January 15, 2025, with the recommendation of the Nominating & Corporate Governance Committee, the Board appointed Jeffrey Benjamin as the independent chairman of the Board.

Following the departures of Mr. Sambur and Ms. Arthur and the appointment of Mr. Mahidhar and in accordance with the Certificate of Incorporation, the Company's second amended and restated bylaws and the Investor Rights Agreements, the Board decreased the number of directors comprising the Board from eleven (11) to ten (10).

Departure of Executive Officer

On January 15, 2025, Mr. Brian Lillie and the Company mutually agreed that Mr. Lillie will step down from his position as President of Private Cloud to focus on personal commitments. Mr. Lillie is expected remain with the Company in an advisory capacity until April 5, 2025. Mr. Amar Maletira, the Company's Chief Executive Officer, will assume the role of Interim Leader for the Private Cloud business unit. Mr. Lillie's departure is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

The Company expects to enter into a separation agreement (the "Separation Agreement") with Mr. Lillie, pursuant to which he will be eligible to receive separation benefits including (i) continuation of base salary and severance payments totaling $1,300,000 payable in 26 bi-weekly installments; (ii) a bonus payment for the year ended December 31, 2024 based on actual performance levels, calculated and paid when corporate bonuses are ordinarily paid in 2025; (iii) a pro-rata portion of the bonus payment for the year ending December 31, 2025, calculated and paid when corporate bonuses are ordinarily paid in 2026; and (iv) a lump sum cash payment equal to the estimated premium cost of COBRA for twelve months. The separation agreement is also expected to include customary releases and restrictive covenants.

The summary above is not complete and is qualified in its entirety by the Separation Agreement, a copy of which is expected be attached as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 7.01.    Regulation FD Disclosure.

On January 17, 2025, the Company issued a press release announcing the foregoing changes to the Board and the executive leadership team. The press release also reaffirmed the financial guidance provided by the Company in a previous press release dated November 12, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated January 17, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	January 17, 2025	By:	/s/ Sarah Alexander
Sarah Alexander
Vice President, Deputy General Counsel & Assistant Secretary